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Exhibit 24.2

POWER OF ATTORNEY

        I, the undersigned director of Lincare Holdings Inc., hereby constitute and appoint John P. Byrnes, Paul G. Gabos, and Angela Bryant and each of them acting singly, my true and lawful attorneys with full power to any of them, and to each of them singly, to sign for me and in my name in the capacity indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any and all subsequent registration statements pursuant to Rule 462(b) of the Securities Act and generally to do all such things in my name and behalf in my capacity as director to enable Lincare Holdings Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, to said Registration Statement, any and all amendments thereto and any and all subsequent registration statements pursuant to Rule 462(b) of the Securities Act.

/s/ STUART H. ALTMAN Stuart H. Altman, Ph.D.	Director	November 26, 2003

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POWER OF ATTORNEY